UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: December 17, 2007
(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
On December 17, 2007, Agilysys, Inc. (the “Company”) announced it has completed the repurchase of 2,000,000 shares on the open market for a total of $30.4 million. Previously, on September 14, 2007, the Company announced that it had entered into a Rule 10b5-1 Plan to facilitate the repurchase of the shares.
Also on December 17, 2007, the Company announced that the Board of Directors has authorized an additional open-market repurchase of up to 2,500,000 shares. This additional repurchase will also be facilitated by a Rule 10b5-1 Plan. The Company anticipates that the Rule 10b5-1 Plan will be in place through the earlier of completion of the repurchase of all of the shares covered under the plan or October 31, 2008.
The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.
All information in this report on Form 8-K is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release, dated December 17, 2007, announcing that Agilysys, Inc. completed the repurchase of 2,000,000 shares under a Rule 10b5-1 Plan and that the Board of Directors authorized an additional repurchase of 2,500,000 shares.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
	By:	/s/ Martin F. Ellis
Martin F. Ellis
Date: December 17, 2007		Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1
Press Release, dated December 17, 2007, announcing that Agilysys, Inc. completed the repurchase of 2,000,000 shares under a Rule 10b5-1 Plan and that the Board of Directors authorized an additional repurchase of 2,500,000 shares.